Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT, dated as of October 22, 2013 (this “Amendment”), is among MYERS INDUSTRIES, INC., an Ohio corporation (the “Company”), the foreign subsidiary borrowers party hereto (the “Foreign Subsidiary Borrowers”, and together with the Company, the “Borrowers”), the lenders party hereto (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., a national banking association, as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A. The Borrowers, the Agent and the Lenders are parties to a Third Amended and Restated Loan Agreement dated as of November 19, 2010 (the “Loan Agreement”).

B. The Borrowers desire to amend the Loan Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Loan Agreement shall be amended as follows:

1.1 The following definitions are added to Section 1.1 of the Loan Agreement:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of , or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranty of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“2013 Senior Note Documents” means the 2013 Senior Notes, the 2013 Senior Note Purchase Agreement and all other agreements, instruments or documents executed or issued in connection with the Senior Notes.

“2013 Senior Note Purchase Agreement” means the Note Purchase Agreement dated as of October 22, 2013 among the 2013 Senior Note Holders and the Company, as amended or modified from time to time if permitted hereunder.

“2013 Senior Note Holders” means the holders of the 2013 Senior Notes.

“2013 Senior Note Obligations” means the current and future obligations and liabilities owing pursuant to the Senior Note Documents.

“Senior Notes” means the Company’s 4.67% Senior Notes, Series A, due January 15, 2021, 5.25% Senior Notes, Series B, due January 15, 2024, 5.30% Senior Notes, Series C, due January 15, 2024, and 5.45% Senior Notes, Series D, due January 15, 2026 in an aggregate principal amount $100,000,000 for all of the foregoing.

1.2 The definition of “Obligations” in Section 1.1 of the Loan Agreement is amended by adding the following to the end thereof: “; provided, however, that the definition of ‘Obligations’ shall not create any guarantee or other Contingent Obligation by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.”

1.3 The following definitions in Section 1.1 of the Loan Agreement are restated as follows:

“Common Collateral” means the 65% of the Capital Stock of each Foreign Subsidiary directly owned by the Company or a Domestic Subsidiary and required to be pledged under Section 2.18(a) of this Agreement to secure the Obligations, under the Senior Note Documents to secure the Senior Note Obligations and under the 2013 Senior Note Documents to secure the 2013 Senior Note Obligations.

“EBITDA” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP, plus to the extent deducted in determining such net income, (a) income taxes, (b) Interest Expense, (c) non-recurring, non-cash charges and non-cash restructuring and impairment charges, (d) non cash stock based compensation, (e) cash restructuring and impairment charges, provided that the amount added back under this clause (e) in determining EBITDA shall not exceed (x) $20,000,000 in the aggregate for the four consecutive fiscal quarters ending June 30, 2014 or (y) $6,000,000 in the aggregate for any period of four consecutive fiscal quarters for which the first day of such period is after June 30, 2014, (f) depreciation and amortization expense, (g) all extraordinary losses, (h) all transaction fees and expenses in connection with the 2013 Senior Notes, payment of the 2003 Senior Notes, the First Amendment to this Agreement, and the possible restatement of this Agreement in 2013, and (i) losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, minus to the extent included in determining such net income, each of the following, without duplication: (i) the income of any Person (other than a Wholly Owned Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or a partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (iii) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP, (iv) non-recurring, non-cash gains and non-cash restructuring and impairment gains, (v) all extraordinary gains, and (vi) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary. For the purposes of calculating EBITDA pursuant to any determination of the Leverage Ratio, such calculation shall be made on a pro forma basis (i) after giving effect to any Acquisition or any disposition made during the calculation period and (ii) assuming that such Acquisition or disposition occurred on the first day of the calculation period; provided that such pro forma calculation made by the Company shall be either (A) determined in accordance with Regulation S-X, (B) calculated in good faith and set forth in an officer’s certificate of the Company, provided any pro forma adjustments or reductions in costs, if any, in such calculation shall be factually supportable and shall not to exceed 10% of the actual EBITDA for the target of such Acquisition for the most recently ended four fiscal quarter period, or (C) calculated in good faith and set forth in an officer’s certificate of the Company and reasonably satisfactory to the Administrative Agent.

1.4 Section 6.10(v) of the Loan Agreement is restated as follows: “(v) The Senior Notes in an aggregate principal amount not to exceed $100,000,000, as reduced from time to time, and the 2013 Senior Notes in an aggregate principal amount not to exceed $100,000,000, as reduced from time to time, provided that the Senior Notes shall be paid in full prior to, or simultaneously with, the initial funding of the 2013 Senior Notes.”

1.5 Section 6.14(x) of the Loan Agreement is restated as follows: “(x) Liens on the Common Collateral securing the Obligations, the Senior Note Obligations and, upon and after payment in full of the Senior Note Obligations, the 2013 Senior Note Obligations, on a pro rata basis (in accordance with the amount of the Obligations, Senior Note Obligations and, upon and after payment in full of the Senior Note Obligations, the 2013 Senior Note Obligations) and subject to the Intercreditor Agreement.”

1.6 Section 6.21 of the Loan Agreement is restated as follows:

6.21 Negative Pledge Limitation. Except as set forth in the Senior Note Documents and the 2013 Senior Note Documents, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

ARTICLE II. REPRESENTATIONS. Each Borrower and Guarantor (by signing the Consent and Agreement hereto) represents and warrants to the Agent and the Lenders that:

2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

2.2 This Amendment is its legal, valid and binding obligation, enforceable against each in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.3 After giving effect to this Amendment, the representations and warranties contained in Article V of the Loan Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date.

2.4 After giving effect to this Amendment, no Default or Unmatured Default exists or has occurred and is continuing on the date hereof. No Default or Event of Default under and as defined in the Senior Note Purchase Agreement exists or has occurred and is continuing on the date hereof.

2.5 Attached hereto as Schedule 2.5 are correct and complete copies of the 2013 Senior Note Documents, and the Senior Note Documents are effective as of the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

3.1 The Borrowers and the Required Lenders shall have signed this Amendment.

3.2 The Guarantors shall have signed the Consent and Agreement hereto.

3.3 The Borrowers shall have delivered final signed copies of all 2013 Senior Note Documents and each 2013 Senior Note Holder shall have executed an acknowledgment to the Intercreditor Agreement in the form of Exhibit A-2 thereto or otherwise in a form acceptable to the Agent.

3.4 The Company shall have delivered or caused to be delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent, including without limitation any amendment to the Guaranty that may be required by the Agent.

ARTICLE IV. MISCELLANEOUS.

4.1 References in the Loan Agreement or in any other Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

4.2 Except as expressly amended hereby, the Borrowers and Guarantors (by signing the Consent and Agreement hereto) agree that the Loan Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Borrowers and the Guarantors (by signing the Consent and Agreement hereto) acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Borrowers and the Guarantors, all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Agent or any Lender, any Subsidiary or Affiliate thereof or any of their successors or assigns, and waives any such claims or causes of action of which they are aware.

4.3 Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures or signatures sent by other electronic imaging shall be effective as originals.

[The remainder of this page is left intentionally blank – signatures contained on the following pages]

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

MYERS INDUSTRIES, INC

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Senior Vice President, Chief Financial Officer and Secretary

Foreign Subsidiary Borrowers:

MYE CANADA OPERATIONS INC.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Chief Financial Officer and Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Dana J. Moran

Print Name:	Dana J. Moran

Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH, as the Affiliate designated by JPMorgan Chase Bank, National Association to make Non-Pro Rata Foreign Currency Loans to the Canadian Borrowers on its behalf

By:	/s/ Dana J. Moran

Print Name:	Dana J. Moran

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender

By:	/s/ Brian P. Fox

Print Name:	Brian P. Fox

Title:	Vice President

RBS CITIZENS, N.A., as a
Documentation Agent and as a Lender

By:	/s/ M. James Barry, III

Print Name:	M. James Barry, III

Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Documentation Agent and as a Lender

By:	/s/ Elizabeth Eaton

Print Name:	Elizabeth Eaton

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Valerie A. Geiger

Print Name:	Valerie A. Geiger

Title:	Senior Vice President

FIFTH THIRD BANK

By:	/s/ Eric J. Welsch

Print Name:	Eric J. Welsch

Title:	Managing Director

FIRST MERIT BANK, N.A.

By:	/s/ Laura C. Redinger

Print Name:	Laura C. Redinger

Title:	Vice President

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and acknowledges and agrees to all of the representations, covenants, terms and provisions of the above Amendment applicable to it;

(b) agrees that each Guaranty, other Collateral Document and all other agreements executed by any of the undersigned in connection with the Loan Agreement or otherwise in favor of the Agent or the Banks (collectively, the “Guarantor Collateral Documents”) are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Guarantor Collateral Document; and

(c) acknowledges that its consent and agreement hereto is a condition to the Banks’ obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.

BUCKHORN INC.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary and Treasurer

AMERI-KART CORP.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary

PATCH RUBBER COMPANY

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary

MYERS TIRE SUPPLY DISTRIBUTION, INC.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary

MYELUX, LLC

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Vice President and Secretary

AMERI-KART (MI) CORP.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary

MYE AUTOMOTIVE, INC.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary

LONE STAR PLASTICS INC.

By:	/s/ Greggory W. Branning

Print Name:	Greggory W. Branning

Title:	Secretary and Treasurer